CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of our report dated November 28, 2022, with respect to the consolidated financial statements of Arrowhead Pharmaceuticals, Inc. and Subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2022. Rose, Snyder & Jacobs LLP Encino, California March 22, 2023